Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Lyons Liquors, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Shefali Vibhakar, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ending March 31, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ending March 31, 2012, fairly presents, in all material respects, the financial condition and results of operations of Lyons Liquors, Inc.

Lyons Liquors, Inc.

Date: May 4, 2012	By:	/s/ Shefali Vibhakar
Shefali Vibhakar
Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Director